EXHIBIT 10.4

ASSIGNMENT OF REAL ESTATE SALE AGREEMENT

This Assignment of Real Estate Sale Agreement (this “Assignment”) is made to be effective as of December 12, 2006, by BEHRINGER HARVARD OPPORTUNITY OP I LP, a Texas limited partnership (“Assignor”), and BEHRINGER HARVARD BENT TREE LP, a Delaware limited partnership (“Assignee”).

BACKGROUND

A.            Harvard Property Trust, LLC, a Delaware limited liability company (“HPT”), as Purchaser, entered into that certain Real Estate Sale Agreement dated as of November 14, 2006 (the “Agreement”), with CMD Realty Investment Fund II, L.P., an Illinois limited partnership, as Seller, in respect of an office building having a street address of 17300 Dallas Parkway, Dallas County, Texas.

B.            By that certain Assignment of Real Estate Sale Agreement dated as of November 14, 2006, HPT assigned its right, title and interest in the Agreement to Assignor.

B.            Assignor desires to assign all of its interest in the Agreement to Assignee and Assignee desires to accept the assignment.

AGREEMENT

For good and valuable consideration, receipt of which is acknowledged, Assignor assigns to Assignee all of Assignor’s interest in the Agreement.  Assignee accepts the assignment and assumes and shall perform all of Assignor’s duties as Purchaser under the Agreement.

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EXECUTED to be effective as of the day and year first above written.

ASSIGNOR:

BEHRINGER HARVARD OPPORTUNITY
OP I LP, a Texas limited partnership

By:	Behringer Harvard Opportunity REIT I,
Inc., Its General Partner

By:
Gerald J. Reihsen, III
Secretary

ASSIGNEE:

BEHRINGER HARVARD BENT TREE LP,
a Delaware limited partnership

By:	Behringer Harvard Bent Tree GP, LLC,
Its General Partner

By:
Gerald J. Reihsen, III
Secretary